UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       September 1, 2005
                                                 -------------------------------

                         eRoomSystem Technologies, Inc.
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             (Exact name of registrant as specified in its charter)

          Nevada                     000-31037                   87-0540713
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

     1072 Madison Ave., Lakewood, NJ                          08701
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 (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:       (732) 730-0116
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Section 7   Regulation FD

Item 7.01   Regulation FD Disclosure.

On September 1, 2005, Gestetner Group, LLC, and ten other parties, converted secured convertible promissory notes (collectively, the "Gestetner Group Notes") in the original principal amount of $250,000, plus accrued interest of $38,411, into 5,768,219 shares of common stock. The Gestetner Group Notes, which were originally issued on October 1, 2003, were converted at $0.05 per share.

On September 1, 2005, Ash Capital, LLC converted its secured convertible promissory note (the "Ash Capital Note") in the original principal amount of $347,500, plus accrued interest of $82,332, into 2,865,550 shares of common stock. The Ash Capital Note, which relates to loans of $322,500 and $25,000 made to the Company on November 8, 2002 and August 22, 2003, respectively, was converted at $0.15 per share.

Section 9   Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

            Exhibit No.       Description

            99 Press release relating to the conversion of secured convertible promissory notes.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EROOMSYSTEM TECHNOLOGIES, INC.
                                           (Registrant)


Date:  September 6, 2005
                                   By:    /s/ David A. Gestetner
                                          --------------------------------------
                                          David A. Gestetner
                                   Its:   Chief Executive Officer and President

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FOR IMMEDIATE RELEASE

                eROOMSYSTEM TECHNOLOGIES, INC. REPORTS CONVERSION
               OF $597,500 OF SECURED CONVERTIBLE PROMISSORY NOTES

    eRoom's shareholders convert all outstanding convertible promissory notes

LAKEWOOD, New Jersey - September 6, 2005 - eRoomSystem Technologies, Inc. (OTCBB: ERMS), a supplier of in-room technological amenities for the lodging industry, today announced the conversion of $597,500 of secured convertible promissory notes.

On October 1, 2003, the Gestetner Group, LLC and ten related parties (collectively, the "Gestetner Group"), loaned the Company the collective sum of $250,000. The loans were evidenced by secured convertible promissory notes (the "Gestetner Notes"). On September 1, 2005, the Gestetner Group converted the original principal amount of $250,000, along with $38,411 of accrued interest, into 5,768,219 shares of common stock. The conversion rate was $0.05 per share.

Ash Capital, LLC ("Ash Capital") loaned the Company $322,500 on November 8, 2002 and $25,000 on August 22, 2003. The two loans, in the collective amount of $347,500, are evidenced by a secured convertible promissory note (the "Ash Capital Note"). Ash Capital has converted the original principal amount of $347,500, as well as the accrued interest of $82,332, into 2,865,550 shares of common stock. The conversion rate was $0.15 per share.

Following the conversions of the Gestetner Group and Ash Capital, there are no outstanding convertible debt securities on the balance sheet of the Company.

David A. Gestetner, Chief Executive Officer and President of the Company, stated, "Given the substantial progress made in the financial condition of eRoomSystem since becoming involved on a day-to-day basis in October 2003, we believe that the time was right to convert our secured convertible promissory notes to further strengthen the balance sheet of eRoomSystem."

About eRoomSystem Technologies, Inc.: eRoomSystem Technologies, Inc. is a full service in-room provider for the lodging and travel industry. Its intelligent in-room computer platform and communications network supports eRoomSystem's line of fully automated and interactive refreshment centers, room safes and other applications. eRoomSystem's products are installed in major hotel chains both domestically and internationally. eRoomSystem is a publicly traded company listed on the Over The Counter Bulletin Board under the symbol "ERMS". You can visit eRoomSystem Technologies, Inc. on the worldwide web at www.eroomsystem.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: NOTE: The foregoing is news relating to ERMS and contains forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to ERMS or its management, including without limitation, ERMS and its subsidiaries, are intended to identify such forward-looking statements. The actual

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results, performance or achievements of ERMS could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the most recently filed Annual Report on Form 10-KSB and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by ERMS and is meant purely for informational purposes.

Press/Investor Contact:
eRoomSystem Technologies, Inc.
investor@eroomsystem.com